As filed with the Securities and Exchange Commission on July 12, 1999

                                                      Registration No. 2-69243

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------

                       Post-Effective Amendment No. 1 to
                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            ----------------------

                                EDO CORPORATION
            (Exact name of registrant as specified in its charter)

          New York                                             11-0707740
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

                        60 East 42nd Street, Suite 5010
                              New York, NY  10165
                    (Address of Principal Executive Offices
                              including Zip Code)

               EDO CORPORATION 1996 LONG-TERM INCENTIVE PLAN and
                    EDO CORPORATION 1980 STOCK OPTION PLAN
                          (Full titles of the Plans)

                               Marvin D. Genzer
                  Vice President, General Counsel & Secretary
                        60 East 42nd Street, Suite 5010
                              New York, NY  10165
                                (212) 716-2005
           (Name, address and telephone number of agent for service)
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                                    PART II

Incorporated by reference in this Post-Effective Amendment to the Form S-8 Registration Statement No. 2-69243 (the "Registration Statement") are all Items and Exhibits included in the EDO Corporation (the "Company") Form S-8 Registration Statement No. 333-77865.

The Registration Statement pertains to shares of the Company's common stock, par value $1.00 per share (the "Common Shares"), that were registered for delivery under the Company's 1980 Stock Option Plan (the "1980 Plan"). Pursuant to Section 11(h) of the Company's 1996 Long-Term Incentive Plan (the "1996 Plan"), awards outstanding under the 1980 Plan as of April 23, 1996 may continue to be issued pursuant to the 1980 Plan or pursuant to the 1996 Plan. Common Shares registered for delivery under the 1980 Plan that are canceled or otherwise not issued due to the expiration, termination, forfeiture, or cancellation of awards under the 1980 Plan will be available for new awards, and will therefore be issued, under the 1996 Plan.

                                  SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Form S-8 Registration Statement No. 2-69243 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 27 day of July, 1998.

                                        EDO CORPORATION

                                    By: /s/ Kenneth A. Paladino
                                        --------------------------------------
                                        Kenneth A. Paladino
                                        Vice President - Finance and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Form S-8 Registration Statement No. 2-69243 has been signed by the following persons in the capacities and on the dates indicated.


Signatures                            Title                         Date

/s/ Frank A. Fariello        Chairman of the Board, Chief        July 27, 1998
-----------------------      Executive Officer and Director
Frank A. Fariello            (Principal Executive Officer)

/s/ Kenneth A. Paladino      Vice President-Finance              July 27, 1998
-----------------------      and Treasurer
Kenneth A. Paladino          (Principal Financial Officer)

/s/ Effie Pavlou             Controller                          July 27, 1998
-----------------------
Effie Pavlou

*                            Director                            July 27, 1998
-----------------------
Robert E. Allen

*                            Director                            July 27, 1998
-----------------------
Robert Alvine

*                            Director                            July 27, 1998
-----------------------
Mellon C. Baird

*                            Director                            July 27, 1998
-----------------------
George M. Ball

*                            Director                            July 27, 1998
-----------------------
Joseph F. Engelberger

*                            Director                            July 27, 1998
-----------------------
Robert M. Hanisee

*                            Director                            July 27, 1998
-----------------------
Michael J. Hegarty

*                            Director                            July 27, 1998
-----------------------
George A. Strutz, Jr.

                                                *By: /s/ Kenneth A. Paladino
                                                     -------------------------
                                                     Kenneth A. Paladino
                                                     Attorney-in-Fact